                                                                       Exhibit 2
                                                                       ---------



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                            SS&C TECHNOLOGIES, INC.,

                     SECURITIES SOFTWARE ACQUISITION CORP.,

                          SHEPRO BRAUN SYSTEMS, INC.,

                               ROBERT C. SHEPRO,

                                LINDA A. SHEPRO,

                               RICHARD J. MOORE,

                                 MARK L. SEAMAN

                                      AND

                                BRIAN R. SHEARER





                               December 31, 1997

                               TABLE OF CONTENTS

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                                                                           ----
ARTICLE I

    THE MERGER............................................................... 1
    1.1   The Merger......................................................... 1
    1.2   The Closing........................................................ 1
    1.3   Actions at the Closing............................................. 2
    1.4   Additional Action.................................................. 2
    1.5   Conversion of Shares............................................... 2
    1.6   Exchange of Shares................................................. 3
    1.7   Dividends.......................................................... 4
    1.8   Fractional Shares.................................................. 4
    1.9   Escrow............................................................. 5
    1.10  Articles of Incorporation.......................................... 5
    1.11  By-laws............................................................ 5
    1.12  Directors and Officers............................................. 5
    1.13  No Further Rights.................................................. 5
    1.14  Closing of Transfer Books.......................................... 5

ARTICLE II - REPRESENTATIONS AND WARRANTIES
    OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS............................ 6
    2.1   Organization, Qualification and Corporate Power.................... 6
    2.2   Capitalization..................................................... 6
    2.3   Authorization of Transaction....................................... 7
    2.4   Noncontravention................................................... 7
    2.5   Subsidiaries....................................................... 7
    2.6   Financial Statements............................................... 8
    2.7   Absence of Certain Changes......................................... 8
    2.8   Undisclosed Liabilities............................................ 8
    2.9   Tax Matters........................................................ 8
    2.10  Assets............................................................ 10
    2.11  Real Property..................................................... 10
    2.12  Intellectual Property............................................. 10
    2.13  Inventory......................................................... 13
    2.14  Real Property Leases.............................................. 13
    2.15  Contracts......................................................... 13
    2.16  Accounts Receivable............................................... 15
    2.17  Insurance......................................................... 15
    2.18  Litigation........................................................ 15
    2.19  Product Warranty.................................................. 15
    2.20  Employees......................................................... 16

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    2.21  Employee Benefit Plans............................................ 16
    2.22  Environmental Matters............................................. 17
    2.23  Legal Compliance.................................................. 17
    2.24  Permits........................................................... 17
    2.25  Certain Business Relationships With Affiliates.................... 18
    2.26  Brokers' Fees..................................................... 18
    2.27  Books and Records................................................. 18
    2.28  Customers and Suppliers........................................... 18
    2.29  Pooling........................................................... 18
    2.30  Disclosure........................................................ 18
    2.31  Additional Representations and Warranties of the Stockholders..... 19


    ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF THE BUYER
    AND THE TRANSITORY SUBSIDIARY........................................... 20
    3.1   Organization...................................................... 20
    3.2   Capitalization.................................................... 20
    3.3   Authorization of Transaction...................................... 21
    3.4   Noncontravention.................................................. 21
    3.5   Reports and Financial Statements.................................. 21
    3.6   Absence of Material Adverse Changes............................... 22
    3.7   Brokers' Fees..................................................... 22
    3.8   Legal Compliance.................................................. 22
    3.9   Disclosure........................................................ 22
    3.10  Negotiations...................................................... 23

ARTICLE IV

    COVENANTS............................................................... 23
    4.1   Best Efforts...................................................... 23
    4.2   Notices and Consents.............................................. 23
    4.3   Operation of Business............................................. 23
    4.4   Full Access....................................................... 25
    4.5   Notice of Breaches................................................ 25
    4.6   Agreements from Certain Affiliates of the Company................. 25
    4.7   Listing of Merger Shares.......................................... 26
    4.8   Bonus Pool........................................................ 26
    4.9   Option Pool....................................................... 26
    4.10  Repayment of Loans; Deferred Compensation......................... 26
    4.11  Tax-Free Reorganization........................................... 26

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ARTICLE V

    CONDITIONS TO CONSUMMATION OF MERGER.................................... 28
    5.1   Conditions to Each Party's Obligations............................ 28
    5.2   Conditions to Obligations of the Buyer and the Transitory
          Subsidiary........................................................ 29
    5.3   Conditions to Obligations of the Company.......................... 30

    ARTICLE VI

    INDEMNIFICATION......................................................... 32
    6.1   Indemnification................................................... 32
    6.2   Method of Asserting Claims........................................ 33
    6.3   Survival.......................................................... 34
    6.4   Limitations....................................................... 34

ARTICLE VII

    TERMINATION............................................................. 35
    7.1   Termination of Agreement.......................................... 35
    7.2   Effect of Termination............................................. 36

ARTICLE VIII

    REGISTRATION RIGHTS..................................................... 36
    8.1   Registration of Shares............................................ 36
    8.2   Limitations on Registration Rights................................ 37
    8.3   Registration Procedures........................................... 37
    8.4   Requirements of Principal Stockholders............................ 38
    8.5   Indemnification................................................... 39
    8.6   Assignment of Rights.............................................. 39

ARTICLE IX

    DEFINITIONS............................................................. 39

ARTICLE X

    MISCELLANEOUS........................................................... 41
    10.1  Press Releases and Announcements.................................. 41

    10.2  No Third-Party Beneficiaries...................................... 41
    10.3  Entire Agreement.................................................. 41
    10.4  Succession and Assignment......................................... 42
    10.5  Counterparts...................................................... 42
    10.6  Headings.......................................................... 42
    10.7  Notices........................................................... 42
    10.8  Governing Law..................................................... 43
    10.9  Amendments and Waivers............................................ 43
    10.10 Severability...................................................... 43
    10.11 Expenses.......................................................... 44
    10.12 Specific Performance.............................................. 44
    10.13 Construction...................................................... 44
    10.14 Incorporation of Exhibits and Schedules........................... 44

                                    Exhibits
                                    --------
Exhibit A - Form of Escrow Agreement
Exhibit B - Form of Affiliate Agreement
Exhibit C - Form of Opinion of Mayer, Brown & Platt
Exhibit D - Form of Robert C. Shepro Employment Agreement
Exhibit E - Form of Linda A. Shepro Employment Agreement
Exhibit F - Form of Opinion of Hale and Dorr LLP

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into as of
                                              ---------
December 31, 1997 by and among SS&C Technologies, Inc., a Delaware corporation (the "Buyer"), Securities Software Acquisition Corp., a Delaware corporation and
      -----
a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), Shepro
                                             ---------------------
Braun Systems, Inc., an Illinois corporation (the "Company"), and Robert C.
                                                   -------
Shepro, Linda A. Shepro, Richard J. Moore, Mark L. Seaman and Brian R. Shearer (individually, a "Stockholder" and collectively, the "Stockholders"). The
                  -----------                         ------------
Buyer, the Transitory Subsidiary, the Company and the Stockholders are referred to collectively herein as the "Parties."
                               -------

     This Agreement contemplates a merger of the Transitory Subsidiary into the Company in a transaction that will qualify as a reorganization under Section 368 of the Code (as defined below) and which will be accounted for as a "pooling of interests" for financial accounting purposes. In such merger, the Stockholders will receive capital stock of the Buyer in exchange for their capital stock of the Company.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger.  Upon and subject to the terms and conditions of this
          ----------
Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as
                                       ------
defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving
                                                          ---------
Corporation").  The "Effective Time" shall be the time at which the Company and
------------         --------------
the Transitory Subsidiary file the Certificate of Merger prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of
          ---------------------
Delaware, and file the Articles of Merger prepared and executed in accordance with the relevant provisions of The Business Corporation Act of the State of Illinois (the "Articles of Merger") with the Secretary of State of the State of
               ------------------
Illinois (the Certificate of Merger and Articles of Merger are collectively referred to herein as the "Merger Documents"). The Merger shall have the
                           ----------------
effects set forth in Section 259 of the Delaware General Corporation Law and
Section 11.50 of The Business Corporation Act of the State of Illinois.

      1.2 The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP,
                -------
60

State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m., local time, on the date hereof (the "Closing Date").
                               ------------

      1.3 Actions at the Closing.  At the Closing, (a) the Company shall deliver
          ----------------------
to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file the appropriate Merger Documents with the Secretaries of State of the States of Delaware and Illinois, (d) the Buyer shall deliver certificates for the Initial Shares (as defined below) to the Stockholders in accordance with Section 1.6 and (e) the Buyer, the Indemnification
                                                   ---------------
Representatives (as defined therein) and the Escrow Agent (as defined therein)
---------------                              ------------
shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the
                                                                  ---------
"Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a
 ----------------
certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9.

      1.4 Additional Action.  The Surviving Corporation may, at any time after
          -----------------
the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

      1.5 Conversion of Shares.  At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each share of common stock, no par value per share, of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective
      --------------
Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock") as is equal to the Conversion Ratio.
                   ------------------
The "Conversion Ratio" shall be equal to a fraction, (x) the numerator of which
     ----------------
shall be 1,000,000 and (y) the denominator of which shall be the number of Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares held in the Company's treasury). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. The Stockholders, who represent all of the stockholders of record of the Company, shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(a) (the "Initial Shares"); the remaining 10% of the shares of Buyer Common Stock
      --------------
into which Company Shares were converted
pursuant to this Section 1.5(a) (the "Escrow Shares") shall be deposited in
                                      --------------
escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."
                                             -------------

          (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

          (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, no par value per share, of the Surviving Corporation.

      1.6 Exchange of Shares; Restrictions on Transfer
          --------------------------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates which represented, immediately prior to the Effective Time, Company Shares converted into Merger Shares pursuant to Section
1.5 ("Certificates") shall have the right to surrender each Certificate to the
      ------------
Buyer, and receive in exchange therefor a certificate representing the whole number of Initial Shares issuable pursuant to Section 1.5(a). Until surrendered, each outstanding Certificate which prior to the Effective Time represented Company Shares shall be deemed for all purposes to evidence the right to receive the whole number of Initial Shares into which the Company Shares have been converted. From and after the Effective Time, the holders of Company Shares shall cease to have any rights in respect of such Company Shares and their rights shall be solely in respect of the Buyer Common Stock into which such Company Shares have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of the Company of Company Shares outstanding immediately prior to the Effective Time.

          (b) Unless otherwise agreed to in writing, Initial Shares will not be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5(a). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to submit to the Buyer an affidavit and to give to the

Buyer an indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) The Stockholders acknowledge that the Merger Shares will not have been registered under the Securities Act of 1933, as amended (the "Securities
                                                                   ----------
Act"), or applicable state securities laws as of the Closing Date, and that any
---
resale inconsistent with the Securities Act may create liability on their part and/or the part of the Buyer, and agree not to assign, sell, pledge, transfer or otherwise dispose of or transfer any Merger Shares unless registered under the Securities Act and applicable state securities laws, or an opinion is given by counsel satisfactory to the Buyer that such registration is not required.

          (e) The Stockholders acknowledge that certificates representing the Merger Shares will bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."


      1.7 Dividends.  No dividends or other distributions that are payable to
          ---------
the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 1.6. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

      1.8 Fractional Shares.  No certificates or scrip representing fractional
          -----------------
Initial Shares shall be issued to former Stockholders upon the surrender for exchange of Certificates, and such former Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by the Nasdaq Stock

Market on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Stockholder would otherwise be entitled to receive.

      1.9  Escrow.
           ------

           (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the indemnification obligations of the Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

           (b) The execution of this Agreement by the Stockholders and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement and of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

      1.10 Articles of Incorporation.  The Articles of Incorporation of the
           -------------------------
Surviving Corporation shall be the same as the Articles of Incorporation of the Company immediately prior to the Effective Time.

      1.11 By-laws.  The By-laws of the Surviving Corporation shall be the same
           -------
as the By-laws of the Company immediately prior to the Effective Time.

      1.12 Directors and Officers.  The directors of the Transitory Subsidiary
           ----------------------
shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions, except as specified by the Buyer pursuant to Section 5.2(g). The directors and officers shall each hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

      1.13 No Further Rights.  From and after the Effective Time, no Company
           -----------------
Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

      1.14 Closing of Transfer Books.  At the Effective Time, the stock transfer
           -------------------------
books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the

Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to Section 1.9.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS

      Robert C. Shepro and Linda A. Shepro (individually, a "Principal
                                                             ---------
Stockholder" and collectively, the "Principal Stockholders") and, prior to the
-----------                         ----------------------
Effective Time, the Company, jointly and severally, represent and warrant to the Buyer and, following the Effective Time, the Surviving Corporation that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule").
                                                       -------------------
The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in the Disclosure Schedule to the extent relevant.

      2.1 Organization, Qualification and Corporate Power.  The Company is a
          -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Article of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under, or in violation of any provision of, its Articles of Incorporation or By-laws.

      2.2 Capitalization.  The authorized capital stock of the Company consists
          --------------
of 100,000 Company Shares, of which 10,400 shares are issued and outstanding and no shares are held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company, indicating the number of Company Shares held by each stockholder. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.
There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

      2.3 Authorization of Transaction.  The Company has all requisite power and
          ----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. All of the Stockholders have voted to approve this Agreement in accordance with The Business Corporation Act of the State of Illinois, and no Stockholder may assert dissenters' rights in accordance with Section 11.70 of such Business Corporation Act. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2.4 Noncontravention.  Except for the filing of the Certificate of Merger
          ----------------
as required by the Delaware General Corporation Law and the filing of the Articles of Merger as required by The Business Corporation Act of the State of Illinois, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"); (c)
                                                   -------------------
conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of its assets is subject; (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security
                                                               --------
Interest" means any mortgage, pledge, security interest, encumbrance, charge, or
--------
other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to
              ---------------------------
the Company.

      2.5 Subsidiaries.  The Company does not own or control, directly or
          ------------
indirectly, any shares of capital stock of any corporation or have any equity interest in any partnership, joint venture, trust, association or other non-corporate business enterprise.

      2.6 Financial Statements.  The Company has provided the Buyer with the
          --------------------
Company's unaudited balance sheets and unaudited statements of income and cash flows for and as of each of the fiscal years ended December 31, 1995 and 1996 and for and as of the eleven months ended November 30, 1997 (the "Most Recent
                                                                  -----------
Period End").  Such financial statements (collectively, the "Financial
----------                                                   ---------
Statements") have been prepared in accordance with good business practice
----------
applied on a consistent basis throughout the periods covered thereby (with recording of work in progress, assets and revenues as described in Section 2.6 of the Disclosure Schedule), fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. The Financial Statements have not been prepared in accordance with United States generally accepted accounting principles ("GAAP").
                                                                         ----

      2.7 Absence of Certain Changes.  Since the Most Recent Period End, (a)
          --------------------------
there has not been any material adverse change in the business, properties, operations, financial condition, assets or liabilities of the Company, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.3.

      2.8 Undisclosed Liabilities.  The Company has no liability (whether known
          -----------------------
or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company's balance sheet as of November 30, 1997 (the "Most Recent Balance
                                                      -------------------
Sheet"), (b) liabilities which have arisen since the Most Recent Period End in
-----
the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by good business practice (not necessarily GAAP) to be reflected on a balance sheet.

      2.9 Tax Matters.
          -----------

          (a) For all periods since its election under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), effective on January 1,
                                                ----
1995, the Company has been qualified as an S Corporation pursuant to an election validly made under Subchapter S of the Code (which election has not been revoked or terminated for any such period), and the Company has not been subject to federal corporate income taxes for such periods.

          (b) The Company has filed all Tax Returns (as defined below) required to be filed by it and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes (as defined below) imposed on it, or for which it is liable, whether to Governmental Entities (as, for example, under law) or to other persons or entities (as, for example, under a tax allocation agreement), due on or before the date hereof except for such Taxes that the Company is contesting in good faith or which would not have a material adverse effect on the Company. The unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except as would not have a material adverse effect on the Company. For purposes of this Agreement, "Taxes" means
                                                                 -----
all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, customs, duties, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means
                                                              -----------
all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (c) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1995. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Principal Stockholders, threatened or contemplated. Except as set forth in
Section 2.9(c) of the Disclosure Schedule, the Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (d) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in

Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

           (e) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not, nor has it ever been, required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2(b).

           (f) None of the assets of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. The Company has not agreed to make, nor is required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

      2.10 Assets.  The Company owns or leases all tangible assets necessary for
           ------
the conduct of its business as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest. The assets set forth on Section 2.10 of the Disclosure Schedule, which assets have an aggregate value of less than $50,000, are leased from a general partnership of which Robert C. Shepro and Steven Braun are the sole general partners.

      2.11 Real Property.  The Company does not own any real property.
           -------------

      2.12 Intellectual Property.
           ---------------------

           (a) The Company owns or has the right to use all Intellectual Property (as defined below) used in the operation of its business or necessary for the operation of its business as presently proposed to be conducted. Each item of Intellectual Property owned by, or used in the operation of, the business of the Company at any time during the period covered by the Financial Statements will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately following the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses, except to the extent that it has elected to disclose Confidential Business Information (as defined below) pursuant to the agreements disclosed pursuant to Section 2.15(e) below. No other person or entity has any rights to any of the Intellectual Property owned or used by the Company (except pursuant to agreements or licenses specified in Sections 2.12(c) or 2.12(d) of the Disclosure Schedule), and, except as disclosed in Section 2.12(b) of the Disclosure Schedule, to the knowledge of the Company and the Principal Stockholders, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. For purposes of this Agreement, "Intellectual Property" means all
                                                ---------------------
(i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) computer software, data and documentation; (v) trade secrets, whether patentable or unpatentable and whether or not reduced to practice, know-how, research and development information and copyrightable works; (vi) financial, marketing and business data and information, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Confidential
                                                            ------------
Business Information"); (vii) other proprietary rights relating to any of the
--------------------
foregoing and (viii) copies and tangible embodiments thereof.

          (b) To the knowledge of the Company and the Principal Stockholders, except as set forth in Section 2.12(b) of the Disclosure Schedule, none of the activities or business presently conducted by the Company, or conducted by the Company at any time within the six years prior to the date of this Agreement, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c) Section 2.12(c) of the Disclosure Schedule identifies each item of Intellectual Property owned by the Company, identifies each pending application for registration of Intellectual Property which the Company has made, and identifies each license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property, excluding the grant of licenses to customers in the Ordinary Course of Business. The Company has delivered to the Buyer a correct and complete list of all such Intellectual Property, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 2.12(c) of the Disclosure Schedule, and for grants of licenses to customers in the Ordinary Course of Business, with respect to each item of Intellectual Property that the Company owns:

               (i) the Company possesses all right, title and interest in and to such item;

               (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (iii) the Company has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

      (d) Except for commercially available software subject to standard "shrinkwrap" licenses and software in the "public domain," Section 2.12(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property. Except as set forth in
Section 2.12(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

          (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (iii) Neither the Company nor, to the knowledge of the Company or either Principal Stockholder, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (v) the Company has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

      (e) Except for commercially available software subject to standard "shrinkwrap" licenses and software in the "public domain," Section 2.12(e) of the Disclosure Schedule lists each item of Intellectual Property in which the Company has any interest and which is not listed elsewhere in Section 2.12 of the Disclosure Schedule, including but not limited to all software programs and related documentation, unregistered trademarks, trade names, service marks, logos and trade dress.

      (f) The Company's software products are presently not able to perform correctly with respect to date-related functions during and after the Year 2000. The Company is currently evaluating the programming and testing effort necessary to correct for such deficiencies. Date-related functions programmed into the Company's software are based on serialized date math and sorting operations. The Company believes that correction and testing efforts for Year 2000 compliance to require less than 1,500 hours of programmer/analyst time, which is scheduled by the Company to be completed prior to December 31, 1998.

      2.13 Inventory.  The Company's only inventory is work in process, the
           ---------
amount of which is not excessive in the present circumstances of the Company.

      2.14 Real Property Leases.  Section 2.14 of the Disclosure Schedule lists
           --------------------
all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.14 of the Disclosure Schedule, and except as provided in such Section 2.14 of the Disclosure Schedule:

           (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

           (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

           (c) to the knowledge of the Company and the Principal Stockholders, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and

           (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

      2.15 Contracts.  Section 2.15 of the Disclosure Schedule lists the
           ---------
following written arrangements (including without limitation written agreements) to which the Company is a party:

           (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

           (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $25,000, or (iii) in which the Company has granted "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

           (c) any written arrangement establishing a partnership or joint venture;

           (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

           (e) any written arrangement concerning confidentiality or noncompetition;

           (f) any written arrangement involving any of the Stockholders or their affiliates ("Affiliates"), as defined in Rule 12b-2 under the Securities
                   ----------
Exchange Act of 1934, as amended (the "Exchange Act");
                                       ------------

           (g) any written arrangement not otherwise disclosed under which the consequences of a default or termination could have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company; and

           (h) any other written arrangement (or group of related written arrangements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) to the knowledge of the Company and the Principal Stockholders, no party is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section
2.15 of the Disclosure Schedule under the terms of this Section 2.15.

      2.16 Accounts Receivable.  All accounts receivable of the Company
           -------------------
reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Period End are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

      2.17 Insurance.  Section 2.17 of the Disclosure Schedule sets forth a list
           ---------
of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years. Copies of all such policies have been delivered to the Buyer. The Company and the Principal Stockholders further represent that: (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) to the knowledge of the Company and the Principal Stockholders, the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration, under such policy and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.

      2.18 Litigation.  Section 2.18 of the Disclosure Schedule identifies, and
           ----------
contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the knowledge of the Company and the Principal Stockholders, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 2.18 of the Disclosure Schedule could have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company.

      2.19 Product Warranty.  The Company has not agreed with any customer with
           ----------------
respect to any product manufactured, sold, leased, licensed or delivered by the

Company to any guaranty, warranty, right of return or other indemnity beyond the applicable written terms and conditions of such sale, lease, license or delivery.

      2.20 Employees.  Section 2.20 of the Disclosure Schedule contains a list
           ---------
of all employees of the Company, along with the position and the annual rate of compensation of each such person and all agreements between the Company and its employees. Except as set forth in Section 2.20 of the Disclosure Schedule, each such employee has entered into a confidentiality agreement with the Company, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and the Principal Stockholders, no key employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Principal Stockholders have no knowledge of any organizational effort made or threatened, either currently or within the past three years, by or on behalf of any labor union with respect to employees of the Company.

      2.21 Employee Benefit Plans.
           ----------------------

           (a) Section 2.21 of the Disclosure Schedule sets forth an accurate schedule of all employee benefit or welfare benefit plans or arrangements of the Company, including without limitation any pension, profit sharing, bonus, stock option, incentive, deferred compensation, hospitalization, medical, insurance or other plan or arrangement and any employment agreement containing "golden parachute" provisions. All employee benefit plans listed in Section 2.21 of the Disclosure Schedule are in compliance with any applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                      -----
and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

           (b) All plans listed in Section 2.21 of the Disclosure Schedule that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code
                              ---------------
have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Section 2.21 of the Disclosure Schedule. All reports and other documents required to be filed with any Governmental Entity or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits and tax returns) have been timely filed or distributed, and true copies thereof have been delivered to the Buyer. Neither the Stockholders, any such plan listed in Section 2.21 of the Disclosure Schedule nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. The Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The Company has never maintained a plan that is subject to Title IV of ERISA or Section 412 of the Code. The Company has never been required to contribute to a multiemployer plan as defined in
Section 4001 of ERISA.

      2.22 Environmental Matters.  The  Company has not disposed of, or
           ---------------------
contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, as those terms are defined by the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive
                                                    ----
Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state laws, rules or regulations. There has been
  ------
no storage or treatment of solid wastes or hazardous wastes (as defined in RCRA) by the Company at any site or other facility owned or operated by the Company in violation of any applicable law, rule, regulation, order, judgment or permit or that would require any remedial action under any applicable law. Except as disclosed in Section 2.22 of the Disclosure Schedule, (a) the Company has not received any notice of any violation with respect to asbestos or other toxic or dangerous materials at any of its sites, and (b) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto any property leased by the Company, or into the environment surrounding any such property of any toxic or hazardous substances as defined under any local, state or federal regulations or laws. Except as disclosed in
Section 2.22 of the Disclosure Schedule, no employee of the Company has, in the course and scope of his employment, been exposed by the Company in violation of any law or regulation to hazardous, infectious or toxic wastes or substances.
In addition, neither the Company nor the Principal Stockholders have knowledge of any assertion by any Governmental Entity of any enforcement action. Section
2.22 of the Disclosure Schedule sets forth a complete list of all disposal sites utilized in the past five years by the Company.

      2.23 Legal Compliance.  The Company, and the conduct and operations of its
           ----------------
business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business, except for any violation of or default under a law referred to in clause (b) which reasonably may be expected not to have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company.

      2.24 Permits. Section 2.24 of the Disclosure Schedule sets forth a list of
           -------
all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under environmental laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed
                 -------
Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company. Each such Permit is in full force and effect and, to the knowledge of the Company and the Principal Stockholders, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

      2.25 Certain Business Relationships With Affiliates.  Except as described
           ----------------------------------------------
in Section 2.25 of the Disclosure Schedule, no Affiliate of the Company: (a) owns any property or right, tangible or intangible, which is used in the business of the Company; (b) has any claim or cause of action against the Company or (c) owes any money to the Company.

      2.26 Brokers' Fees.  The Company has no liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.27 Books and Records.  The minute books and other similar records of the
           -----------------
Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.
The books and records of the Company accurately reflect in all material respects the business, properties, operations, financial condition, assets and liabilities of the Company and have been maintained in accordance with good business and bookkeeping practices.

      2.28 Customers and Suppliers.  Except as disclosed in Section 2.28 of the
           -----------------------
Disclosure Schedule, no material supplier of the Company has indicated in writing within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company has indicated in writing within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 2.28 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the revenues of the Company during the last full fiscal year or the eleven months ended November 30, 1997 and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to the Company.

      2.29 Pooling.  To the best knowledge of the Company and the Principal
           -------
Stockholders, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

      2.30 Disclosure.  No representation or warranty by the Company or the
           ----------
Principal Stockholders contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      2.31 Additional Representations and Warranties of the Stockholders.  Each
           -------------------------------------------------------------
of the Stockholders severally represents and warrants to the Company as follows:

          (a) such Stockholder is acquiring the shares of Buyer Common Stock for his or her own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof;

          (b) such Stockholder has had such opportunity as he has deemed adequate to obtain from representatives of the Buyer such information as is necessary to permit the Stockholder to evaluate the merits and risks of my investment in the Buyer. The Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Merger Shares and to make an informed investment decision with respect to such acquisition. The Stockholder understands that: (i) the Merger Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, and (ii) the Merger Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;

          (c) such Stockholder has full power and authority to enter into and to perform this Agreement in accordance with its terms;

          (d) such Stockholder has good, valid and marketable title to the Company Shares held by him or her, free and clear of all liens, claims, pledges, options, adverse claims, charges, encumbrances, assessments or restrictions or any other charges of any nature whatsoever; and

          (e) subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law and the Articles of Merger as required by The Business Corporation Act of the State of Illinois, neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, will (a) require on the part of such Stockholder any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (b) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which such Stockholder is a party or by which such Stockholder is bound or to which any of his or her assets are subject or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of his or her properties or assets.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company and the Principal Stockholders as follows:

      3.1 Organization.  Each of the Buyer and the Transitory Subsidiary is a
          ------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Buyer and the Transitory Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except when the failure to so qualify would not have a material adverse effect on the businesses of the Buyer and the Transitory Subsidiary taken as a whole. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      3.2 Capitalization.  The authorized capital stock of the Buyer consists of
          --------------
(a) 25,000,000 shares of Buyer Common Stock, of which 12,744,743 shares are issued and outstanding and 1,350,930 shares are held in the treasury of the Buyer, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The authorized capital stock of the Transitory Subsidiary consists of 3,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding and no shares are held in the treasury of the Transitory Subsidiary. All of the issued and outstanding shares of capital stock of the Transitory Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All shares of the Transitory Subsidiary are held of record and beneficially by the Buyer and are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.

      3.3 Authorization of Transaction.  Each of the Buyer and the Transitory
          ----------------------------
Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby, by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement and (in the case of the Buyer) the Escrow Agreement have been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitute valid and binding obligations of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with their respective terms.

      3.4 Noncontravention.  Except for the filing of the Certificate of Merger
          ----------------
as required by the Delaware General Corporation Law and the Articles of Merger as required by The Business Corporation Act of the State of Illinois, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary; (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets. The exercise by the Principal Stockholders of the registration rights set forth in Section 8.1 of this Agreement will not trigger any incidental or "piggyback" registration rights currently held by stockholders of the Buyer.

      3.5 Reports and Financial Statements.  The Buyer has previously furnished
          --------------------------------
to the Company complete and accurate copies, as amended or supplemented, of its

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "SEC") and (b) all other
                                                        ---
reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1996 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to
 -------------
be filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1996. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports: (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein and (iv) are consistent with the books and records of the Buyer.

      3.6 Absence of Material Adverse Changes.  Since September 30, 1997, there
          -----------------------------------
has not been any material adverse change in the business, properties, operations, financial condition, assets or liabilities of the Buyer, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

      3.7 Brokers' Fees.  Neither the Buyer nor the Transitory Subsidiary has
          -------------
any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.8  Legal Compliance.  The Buyer, and the conduct and operations of its
          ----------------
business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Buyer or its business, except for any violation of or default under a law referred to in clause (b) which reasonably may be expected not to have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Buyer.

      3.9 Disclosure.  No representation or warranty by the Buyer contained in
          ----------
this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      3.10 Negotiations. The Buyer is not currently involved in any negotiations
           ------------
or discussions concerning any change in control, merger or acquisition transaction with a party of equal size to, or larger than, the Buyer, in terms of such party's annual gross revenue.


                                  ARTICLE IV

                                   COVENANTS

      4.1 Best Efforts.  Each of the Parties shall use its best efforts to take
          ------------
all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

      4.2 Notices and Consents.  Each of the Parties shall use its best efforts
          --------------------
to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to such Party in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2.4 or Section 2.24 of the Disclosure Schedule).

      4.3 Operation of Business.  Except as contemplated by this Agreement
          ---------------------
(including without limitation Section 4.10), during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, from the date hereof through the Effective Time, the Company shall not, without the written consent of the Buyer:

          (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities;

          (b) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

          (d) enter into, adopt or amend any plan referred to in Section 2.21 (collectively, "Employee Benefit Plans") or any employment or severance
                ----------------------
agreement or arrangement or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

          (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

          (f) amend its Articles of Incorporation or By-laws;

          (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

          (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

          (l) make or commit to make any capital expenditure in excess of $15,000 per item;

          (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in: (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

          (n) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

          (o) agree in writing or otherwise to take any of the foregoing actions.

      4.4 Full Access.  The Company shall permit representatives of the Buyer to
          -----------
have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

      4.5 Notice of Breaches.  The Company shall promptly deliver to the Buyer
          ------------------
written notice of any event or development that would: (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would:
(i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

      4.6 Agreements from Certain Affiliates of the Company.  Concurrently with
          -------------------------------------------------
the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the

"Company Affiliates").  To help ensure that the Merger will be accounted for as
 ------------------
a "pooling of interests," and that the issuance of Merger Shares will comply with the Securities Act, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, prior to Closing, a written agreement substantially in the form attached hereto as Exhibit B (the "Affiliate
                                             ---------       ---------
Agreement").  If any Company Affiliate fails to execute and deliver an Affiliate
---------
Agreement, the Buyer shall be entitled to place appropriate legends on the certificates evidencing the Merger Shares to be issued to such person or entity, and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock, to the effect that such shares may only be sold, transferred or otherwise disposed of, and the holder thereof may only reduce his or its interest in or risk relating to such shares, after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released.

      4.7 Listing of Merger Shares.  The Buyer shall use its best efforts to
          ------------------------
list the Merger Shares on the Nasdaq National Market.

     4.8  Bonus Pool.  By the 30th day following the Closing Date, the Buyer
          ----------
agrees to award annual bonuses in the aggregate amount of $350,000 to employees of the Surviving Corporation other than the Principal Stockholders for services rendered in 1997.

      4.9 Option Pool.  On the Closing Date, the Buyer agrees to grant options
          -----------
(the "Employee Options") that qualify (to the extent allowable by law) as
      ----------------
incentive stock options within the meaning of Section 422 of the Code to purchase an aggregate of 150,000 shares of Buyer Common Stock to the employees of the Company listed on Section 4.9 of the Disclosure Schedule. The Employee Options shall be granted at an exercise price equal to the closing sale price of the Buyer Common Stock on the Nasdaq National Market on the Closing Date. The Employee Options shall be cumulatively exercisable (i) with respect to 25% of the shares underlying each such Employee Option, on the first anniversary of the Closing Date, and (ii) with respect to the remaining 75% of the shares underlying each such Employee Option, in 36 equal monthly installments on the same day of the month as the Closing Date commencing on the 13th month following the Closing Date. By the 30th day following the Closing Date, the Buyer agrees to deliver to the respective employees executed agreements evidencing the Employee Options and containing the Buyer's standard terms and conditions.

      4.10 Repayment of Loans; Deferred Compensation.  Within 30 days following
           -----------------------------------------
the Closing, the Buyer agrees to cause the Company to repay up to an aggregate of $300,000 of loans, plus accrued interest, made by the Principal Stockholders to the Company and reflected on the Company's balance sheet as of the Closing Date (the "Closing Balance Sheet"). Deferred Compensation of $158,333 reflected
           ---------------------
on the Closing Balance Sheet shall be paid by the Company to its employees prior to Closing.

     4.11  Tax-Free Reorganization.  The Buyer, the Transitory Subsidiary, the
           -----------------------
Company and the Principal Stockholders shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and to obtain an opinion of its respective counsel to such effect. The Buyer shall not, nor shall the Buyer permit any of its affiliates to, take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The Stockholders have not, and shall not, take any action which would cause the Merger to fail to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     4.12 Tax Returns.
          -----------

          (a) The Principal Stockholders shall cause Dallmann & Associates Ltd. (the "Company Accountants") to prepare the federal and state S Corporation
      -------------------
income tax returns required to be filed by the Company for the taxable year beginning January 1, 1997 and ending on the day before the Closing Date (individually, an "S Corporation Return" and collectively, the "S Corporation
                   --------------------                         -------------
Returns").  Each S Corporation Return shall be prepared using accounting methods
-------
and other practices that are consistent with those used by the Company in its prior returns and items to be taken into account in the S Corporation Returns for the period ending on the date before the Closing Date shall be determined under "closing-the-books" method as described in Section 1362(e)(3) of the Code, and the regulations thereunder, and the parties agree to make an election, if necessary, under Section 1362(e)(3) of the Code. All fees and expenses of the Company Accountants in preparing the S Corporation Returns shall be paid by the Stockholders. The Buyer agrees to make available to the Company Accountants all books and records of the Company needed for the preparation of the returns. The Principal Stockholders shall cause the Company Accountants to deliver a draft of each S Corporation Return to the Buyer not less than thirty days before the due date for filing such Return, and the Buyer shall provide to the Company Accountants its comments on, and proposed changes to, the draft of each S Corporation Return not later than twenty days before such due date. If any aspect of any S Corporation Return remains in dispute within ten days before the due date for filing such Return, the matters in dispute shall be submitted to a mutually acceptable "Big Six" accounting firm (the "Accounting Firm") for
                                                    ---------------
resolution. The decision of the Accounting Firm concerning any disputed item shall be final and binding on the parties and the fees and expenses of the Accounting Firm shall be paid one-half by the Stockholders and one-half by the Buyer. After each S Corporation Return has been prepared, reviewed and approved (and any disputes concerning any items on such Return have been resolved by the Accounting Firm, if necessary), the Buyer will cause the appropriate officers of the Company to sign and file the applicable S Corporation Return with the applicable taxing authority.

          (b) Amended Tax Filings.  The Buyer and the Company shall consult with
              -------------------
the Principal Stockholders with respect to the filing of any amended federal or state income tax filing where such filings would impact the tax liability of the Stockholders and not file such amended return without the consent of the Principal Stockholders. If the filing of an amended return remains in dispute for a period of thirty days following delivery of the proposed amended return to the Principal Stockholders, it shall be submitted to the Accounting Firm for resolution. The decision of the Accounting Firm concerning filing of the amended return shall be final and binding on the parties, and the fees and expenses of the Accounting Firm relating to the resolution of the dispute shall be paid one-half by the Stockholders and one-half by the Buyer.

          (c) [Intentionally omitted].
               ---------------------

          (d) Agreement of Cooperation.  After the Closing, the Buyer shall make
              ------------------------
available to the Stockholders such records as the Stockholders may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by the Stockholders and such records as the Stockholders may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental reports or forms (including allowing the Stockholders reasonable access to the relevant computer records and personnel of the Buyer). After the Closing, the Stockholders shall make available to the Buyer such records as the Buyer may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by the Buyer and such records as the Buyer may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form (including allowing the Buyer reasonable access to the relevant computer records of the Stockholders).

          (e) Tax Accounting Methods.  The Buyer and the Company will not file
              ----------------------
any requests for change in accounting method that would impact the timing for reporting of income and deductions for any taxable year for which an S Corporation Return was filed.

                                   ARTICLE V

                     CONDITIONS TO CONSUMMATION OF MERGER

     5.1  Conditions to Each Party's Obligations.  The respective obligations of
          --------------------------------------
each Party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the stockholders of the Company will have duly approved this Agreement and the Merger in accordance with The Business Corporation Act of the State of Illinois and the Articles of Incorporation and By-laws of the Company; and

          (b) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the

Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect.

     5.2  Conditions to Obligations of the Buyer and the Transitory Subsidiary.
          --------------------------------------------------------------------
The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2;

          (b) the representations and warranties of the Company and the Stockholders set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (c) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (d) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 5.1 and clauses (a) through (c) of this Section 5.2 is satisfied in all respects;

          (e) the Buyer and the Transitory Subsidiary shall have received from Mayer, Brown & Platt, counsel to the Company, an opinion in the form attached hereto as Exhibit C, addressed to the Buyer and the Transitory Subsidiary and
          ---------
dated as of the Closing Date;

          (f) the Company shall have delivered to the Buyer a certificate of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the Company's Articles of Incorporation and By-laws;

          (g) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company specified by the Buyer in writing prior to the Closing;

          (h) the Buyer shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, based upon certain factual representations of the Company, the Stockholders and the Buyer reasonably requested by such counsel, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company, the Buyer or the Transitory Subsidiary as a result of the Merger;

          (i) Robert C. Shepro shall have entered into an employment agreement with the Buyer substantially in the form attached hereto as Exhibit D (the
                                                            ---------
"Robert Shepro Employment Agreement");
-----------------------------------

          (j) Linda A. Shepro shall have entered into an employment agreement with the Buyer substantially in the form attached hereto as Exhibit E (the
                                                            ---------
"Linda Shepro Employment Agreement");
----------------------------------

          (k) [intentionally omitted];

          (l) the Buyer shall have received Affiliate Agreements from all Company Affiliates;

          (m) the Principal Stockholders and the Escrow Agent shall have entered into the Escrow Agreement; and

          (n) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

     5.3  Conditions to Obligations of the Company.  The obligation of the
          ----------------------------------------
Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

          (d) the Company shall have received from Hale and Dorr LLP, counsel to the Buyer and the Transitory Subsidiary, an opinion in the form attached hereto as Exhibit F, addressed to the Company and dated as of the Closing Date;
   ---------

          (e) the Company shall have received an opinion from Mayer, Brown & Platt, in a form reasonably satisfactory to the Company, dated the Closing Date, based upon certain factual representations of the Company, the Stockholders and the Buyer reasonably requested by such counsel, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and, except for cash received in lieu of fractional Merger Shares, no Stockholder who received Merger Shares in exchange for Company Shares in the Merger shall recognize taxable gain or loss upon such exchange;

          (f) the Buyer shall have entered into the Robert Shepro Employment Agreement;

          (g) the Buyer shall have entered into the Linda Shepro Employment Agreement;

          (h) the Buyer and the Escrow Agent shall have entered into the Escrow Agreement;

          (i) the Merger Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance;

          (j) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate of its Secretary attesting to the incumbency of such entity's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of such entity's Certificate of Incorporation and By-laws; and

          (k) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                  ARTICLE VI

                                INDEMNIFICATION

     6.1  Indemnification.  The Principal Stockholders, jointly and severally,
          ---------------
and the Stockholders other than the Principal Stockholders, severally, shall indemnify the Surviving Corporation and the Buyer (the "Indemnified Persons") in
                                                        -------------------
respect of, and hold the Indemnified Persons harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):
          -------

          (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Stockholders contained in this Agreement (other than Section 2.12(f) hereof);

          (b) resulting from any failure of any Stockholders to have good, valid and marketable title to the issued and outstanding Company Shares held by such Stockholders, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

          (c) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of The Business Corporation Act of the State of Illinois), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or By-laws of the Company or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

          (d) resulting from, relating to or constituting any misrepresentation or breach of warranty by the Company with respect to Section 2.12(f) hereof; or

          (e) resulting from any federal tax liability attributable to the conversion of the Company from a C Corporation to an S Corporation.

If a notice of audit is given, an audit is begun, an audit adjustment is (or has been) proposed or any other claim is (or has been) made by any taxing authority which could result in an indemnification obligation under Section 6.1(e), the Buyer shall promptly notify the Principal Stockholders of such event. The Buyer shall permit the Principal Stockholders, at the Stockholders' expense: (i) to participate in the audit process, attend all meetings and participate fully in all material discussions with a taxing authority as to those matters relating to the indemnification obligation under Section 6.1(e); and (ii) to contest any claim made by a taxing authority on audit or in a related administrative proceeding or judicial proceeding with respect to the indemnification obligation under Section 6.1(e). The Buyer shall not settle, compromise or concede an adjustment or claim for which the Principal Stockholders would be financially responsible under
Section 6.1(e) without the Principal Stockholders' consent, which consent shall not be unreasonably withheld.

     6.2  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification by an Indemnified Person pursuant to this Article VI shall be made in accordance with the provisions of the Escrow Agreement.

          (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VI, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then: (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representatives; (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement and (iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnification Representatives to dispute the Indemnified Person's entitlement to indemnification under the terms of this Article VI).

          (c) The Indemnified Person shall give prompt written notification to the Indemnification Representatives of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representatives shall relieve the Stockholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representatives may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnification Representatives acknowledge in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VI. If the Indemnification Representatives do not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representatives assume control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representatives, which shall not be unreasonably withheld. The Indemnification Representatives shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

     6.3  Survival.  The representations and warranties of the Company and the
          --------
Stockholders set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the earlier of (i) the first anniversary of the Closing Date or (ii) the issuance of the Buyer's audited consolidated financial statements for the year ending December 31, 1997; provided, however, that (x) the representations and warranties set forth in Section 2.12(f) hereof shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date and (y) the indemnification obligations set forth in Section 6.1(e) hereof shall survive the Closing and the consummation of the transactions contemplated hereby and continue until March 15, 1999. The representations and warranties of the Company and the Stockholders shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice is given in accordance with the Escrow Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

     6.4  Limitations.  Notwithstanding anything to the contrary herein:  (a)
          -----------
the aggregate liability of the Stockholders for Damages under this Article VI shall not exceed the fair market value of the Escrow Property (as defined in the
                                              ---------------
Escrow Agreement), (b) the aggregate liability of the Stockholders for Damages pursuant to Sections 6.1(a), 6.1(b) and 6.1(c) shall be subject to the limitations set forth in Section 4(c) of the Escrow Agreement, (c) the aggregate liability of the Stockholders for Damages pursuant to Section 6.1(d) shall be subject to the limitations set forth in

Section 4(c) of the Escrow Agreement, (d) the aggregate liability of the Stockholders for Damages pursuant to Section 6.1(e) shall be subject to the limitations set forth in Section 4(c) of the Escrow Agreement and (e) the Stockholders shall be liable under this Article VI for only that portion of the aggregate Damages which exceeds $60,000. Except with respect to claims based on fraud, the rights of the Indemnified Persons under this Article VI shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Stockholders contained in this Agreement (provided that nothing contained in this Agreement shall limit or restrict any right or remedy the Buyer or the Surviving Corporation may have under any environmental law). No Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                                  ARTICLE VII

                                  TERMINATION

      7.1 Termination of Agreement.  The Parties may terminate this Agreement
          ------------------------
prior to the Effective Time as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company or any Stockholder is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before December 31, 1997 by reason of the failure of any condition precedent under Sections 5.1 or
5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

          (d) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before December 31, 1997 by reason of the failure of any condition precedent under Sections 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company or any Stockholder of any representation, warranty or covenant contained in this Agreement).

      7.2 Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement); provided, however, that
                                                        --------  -------
the confidentiality provisions contained in the Confidentiality Agreement dated October 9, 1997 between the Buyer and the Company shall survive any such termination.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

      8.1 Registration of Shares.  At the written request of either of the
          ----------------------
Principal Stockholders at any time on or after June 1, 1998 but prior to June 1, 1999, the Buyer shall file with the SEC, as promptly as practicable following such request, a registration statement on Form S-3 covering the resale to the public by the Principal Stockholders of the Merger Shares held by the Principal Stockholders (the "Stockholder Registration Statement"). The Buyer shall use
                   ----------------------------------
its best efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable, provided that the Stockholder
                                             --------
Registration Statement shall not be declared effective until after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released. The Buyer shall cause the Stockholder Registration Statement to remain effective until the date six months after the effective date of the Stockholder Registration Statement (the "Six-Month Date") or such earlier time as all of the Merger
                --------------
Shares covered by the Stockholder Registration Statement have been sold pursuant thereto. The Buyer and the Principal Stockholders agree that the Stockholder Registration Statement shall not cover the resale to the public of any Merger Shares of the Principal Stockholders that are held in escrow pursuant to the Escrow Agreement at the time the Stockholder Registration Statement is declared effective. Notwithstanding the foregoing, however, if Escrow Shares held by the Principal Stockholders are released from escrow prior to the Six-Month Date and are not otherwise included in an effective Stockholder Registration Statement, the Buyer shall file with the SEC, as promptly as practicable following the release of such Escrow Shares from escrow, a registration statement on Form S-3 covering the resale to the public by the Principal Stockholders of the Escrow Shares held by the Principal Stockholders. The Buyer shall use its best efforts to cause the registration statement referred to in the immediately preceding sentence to be declared effective by the SEC as soon as practicable and to remain effective until the Six-Month Date, or such earlier time as all of the Escrow Shares covered by such registration statement have been sold pursuant thereto. The term "Stockholder Registration Statement" as used in this Agreement shall be deemed to include the registration statement referred to in the two sentences immediately preceding this sentence.

      8.2 Limitations on Registration Rights.
          ----------------------------------

          (a) The Buyer may, by written notice to the Principal Stockholders:
(i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend the Stockholder Registration Statement after effectiveness and require that the Principal Stockholders immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor form) with the SEC for a public offering of its securities, (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations or (C) the Buyer is ineligible for use of a Form S-3.

          (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Principal Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Principal Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Principal Stockholders given pursuant to this paragraph (b), and the Principal Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus. Moreover, if the Buyer delays or suspends the Stockholder Registration Statement or requires the Principal Stockholders to cease sales of shares pursuant to clause (i) of paragraph (a) above, the Buyer shall permit each Principal Stockholder to include in a registration statement filed by the Buyer during such period, any Merger Shares that would have been included in the Stockholder Registration Statement, subject to the right of the Buyer to limit the number of Merger Shares to be included in a registration statement relating to a unwritten offering of Common Stock of the Buyer if the managing underwriter of such offering determines that the inclusion of such Merger Shares in such offering would adversely affect the marketability of such offering.

      8.3 Registration Procedures.
          -----------------------

          (a) In connection with the filing by the Buyer of the Stockholder Registration Statement under Section 8.2 hereof, the Buyer shall furnish to each Principal Stockholder such number of copies as the Principal Stockholder shall reasonably request of the prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act.

          (b) The Buyer shall use its best efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of such states as the Principal Stockholders shall reasonably request; provided, however, that the Buyer shall not be required in connection
         --------  -------
with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Buyer has delivered preliminary or final prospectuses to the Principal Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Principal Stockholders and, if requested by the Buyer, the Principal Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer.
The Buyer shall promptly provide the Principal Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Principal Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

          (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VIII, including all registration and filing fees, exchange listing fees, expenses for the preparation of the Stockholder Registration Statement, prospectus and any amendments and supplements thereto, printing and photocopy expenses, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding: (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Principal Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by the Principal Stockholders.

      8.4 Requirements of Principal Stockholders.  The Buyer shall not be
          --------------------------------------
required to include any Merger Shares in the Stockholder Registration Statement unless:

          (a) the Principal Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Principal Stockholder and the proposed sale of Merger Shares by such Principal Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities; and

          (b) such Principal Stockholder shall have provided to the Buyer its written agreement:

              (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Principal Stockholder furnished pursuant to this Section 8.4; and

              (ii) to report to the Buyer sales made pursuant to the Stockholder Registration Statement.

      8.5 Indemnification.  The Buyer agrees to indemnify and hold harmless each
          ---------------
Principal Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Principal Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by a Principal Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 8.5. This indemnification survives registration and sale of the Merger Shares and the termination of this Agreement.

      8.6 Assignment of Rights.  A Principal Stockholder may not assign any of
          --------------------
its rights under this Article VIII except in connection with the transfer of some or all of his or her Merger Shares to a child or spouse or other family member, or trust for their benefit, provided each such transferee agrees in a
                                    --------
written instrument delivered to the Buyer to be bound by the provisions of this
Article VIII.

                                  ARTICLE IX

                                  DEFINITIONS

          For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


      Defined Term                                              Section
      ------------                                              -------
Accounting Firm                                                 4.12(a)
Affiliate                                                       2.15(f)
Affiliate Agreement                                             4.6
Agreement                                                       Introduction
Articles of Merger                                              1.1
Buyer                                                           Introduction
Buyer Common Stock                                              1.5(a)
Buyer Reports                                                   3.5
CERCLA                                                          2.22
Certificate of Merger                                           1.1
Certificates                                                    1.6(a)
Closing                                                         1.2
Closing Balance Sheet                                           4.10
Closing Date                                                    1.2
Code                                                            2.9(a)
Company                                                         Introduction
Company Accountants                                             4.12(a)
Company Affiliate                                               4.6
Company Shares                                                  1.5(a)
Confidential Business Information                               2.12(a)
Conversion Ratio                                                1.5(a)
Damages                                                         6.1
Disclosure Schedule                                             Article II
Effective Time                                                  1.1
Employee Benefit Plan                                           4.3(d)
Employee Options                                                4.9
ERISA                                                           2.21(a)
Escrow Agreement                                                1.3
Escrow Agent                                                    1.3
Escrow Property                                                 6.4
Escrow Shares                                                   1.5(a)
Exchange Act                                                    2.15(f)
Financial Statements                                            2.6
GAAP                                                            2.6
Governmental Entity                                             2.4
Indemnification Representatives                                 1.3
Indemnified Persons                                             6.1
Initial Shares                                                  1.5(a)
Intellectual Property                                           2.12(a)
Linda Shepro Employment Agreement                               5.2(j)
Merger                                                          1.1
Merger Documents                                                1.1


Merger Shares                                                   1.5(a)
Most Recent Balance Sheet                                       2.8
Most Recent Period End                                          2.6
Ordinary Course of Business                                     2.4
Party                                                           Introduction
Permit                                                          2.24
Principal Stockholder                                           Article II
Qualified Plans                                                 2.21(b)
RCRA                                                            2.22
Robert Shepro Employment Agreement                              5.2(i)
S Corporation Return                                            4.12(a)
SEC                                                             3.5
Securities Act                                                  1.6(d)
Security Interest                                               2.4
Six-Month Date                                                  8.1
Stockholder                                                     Introduction
Stockholder Registration Statement                              8.1
Surviving Corporation                                           1.1
Taxes                                                           2.9(b)
Tax Returns                                                     2.9(b)
Transitory Subsidiary                                           Introduction

                                   ARTICLE X

                                 MISCELLANEOUS

      10.1  Press Releases and Announcements.  No Party shall issue any press
            --------------------------------
release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that
                                                         --------  -------
any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

      10.2  No Third-Party Beneficiaries.  This Agreement shall not confer any
            ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      10.3  Entire Agreement. This Agreement (including the documents referred
            ----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof, other than the confidentiality provisions of the Confidentiality Agreement dated October 9, 1997 between the Buyer and the Company.

      10.4  Succession and Assignment.  This Agreement shall be binding upon and
            -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

      10.5  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      10.6  Headings.  The section headings contained in this Agreement are
            --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7  Notices.  All notices, requests, demands, claims, and other
            -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or any Stockholder:    Copy to:
------------------------------------     -------

Shepro Braun Systems, Inc.               Richard W. Shepro, Esq.
30 West Monroe                           Mayer, Brown & Platt
Suite 300                                190 South La Salle Street
Chicago, IL  60603                       Chicago, IL  60603
Attn:  President

If to the Buyer:                         Copy to:
---------------                          -------

SS&C Technologies, Inc.                  John A. Burgess, Esq.
Corporate Place                          Hale and Dorr LLP
705 Bloomfield Avenue                    60 State Street
Bloomfield, CT  06002                    Boston, MA  02109
Attn:  Chief Executive Officer

If to the Transitory Subsidiary:         Copy to:
-------------------------------          -------

Securities Software Acquisition Corp.    John A. Burgess, Esq.
c/o SS&C Technologies, Inc.              Hale and Dorr LLP
Corporate Place                          60 State Street
705 Bloomfield Avenue                    Boston, MA  02109
Bloomfield, CT  06002
Attn:  Chief Executive Officer

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      10.8  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the substantive laws of the State of Delaware, excluding its conflicts of laws principles.

      10.9  Amendments and Waivers.  The Parties may mutually amend any
            ----------------------
provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.10 Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      10.11 Expenses.  The costs and expenses (including legal and accounting
            --------
fees and expenses) incurred by the Buyer and the Transitory Subsidiary in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer, and the costs and expenses (including legal and accounting fees and expenses) incurred by the Company and the Principal Stockholders in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company and the Principal Stockholders, respectively. Notwithstanding the foregoing, any costs and expenses (including legal and accounting fees and expenses) incurred by the Company in connection with this Agreement and the transactions contemplated hereby that are in excess of $75,000 shall be borne by the Principal Stockholders.

      10.12 Specific Performance.  Each of the Parties acknowledges and agrees
            --------------------
that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

      10.13 Construction.  The language used in this Agreement shall be deemed
            ------------
to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      10.14 Incorporation of Exhibits and Schedules.  The exhibits and schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

               [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
                                 SS&C TECHNOLOGIES, INC.


                                 /s/ William C. Stone
                                 -----------------------------------------
                                 By:    William C. Stone
                                 Title: Chief Executive Officer

                                 SECURITIES SOFTWARE ACQUISITION
                                 CORP.

                                 /s/ William C. Stone
                                 -----------------------------------------
                                 By:    William C. Stone
                                 Title: President

                                 SHEPRO BRAUN SYSTEMS, INC.


                                 /s/ Robert C. Shepro
                                 -----------------------------------------
                                 By:    Robert C. Shepro
                                 Title: President

                                 STOCKHOLDERS


                                 /s/ Robert C. Shepro
                                 -----------------------------------------
                                 Robert C. Shepro


                                 /s/ Linda A. Shepro
                                 -----------------------------------------
                                 Linda A. Shepro


                                 /s/ Richard J. Moore
                                 -----------------------------------------
                                 Richard J. Moore


                                 /s/ Mark L. Seaman
                                 -----------------------------------------
                                 Mark L. Seaman


                                 /s/ Brian R. Shearer
                                 -----------------------------------------
                                 Brian R. Shearer

     The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                 /s/ William C. Stone
                                 -----------------------------------------
                                 Secretary


     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by all of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.


                                 /s/ Linda A. Shepro
                                 -----------------------------------------
                                 Secretary

                                   Schedules
                                   ---------


     SS&C Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following omitted schedules upon the request of the Commission:


     Schedule 2.2     -   Stockholders of Shepro Braun Systems, Inc.

     Schedule 2.6     -   Financial Statements

     Schedule 2.9     -   Tax Matters

     Schedule 2.10    -   Assets

     Schedule 2.12    -   Intellectual Property

     Schedule 2.14    -   Real Property Leases

     Schedule 2.15    -   Contracts

     Schedule 2.17    -   Insurance Policies

     Schedule 2.18    -   Litigation

     Schedule 2.20    -   Employees

     Schedule 2.21    -   Employee Benefit Plans

     Schedule 2.22    -   Environmental Matters

     Schedule 2.24    -   Permits

     Schedule 2.25    -   Business Relationships with Affiliates

     Schedule 2.28    -   Customers and Suppliers

     Schedule 4.9     -   List of Optionees